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                                                                   Exhibit 10.46

                             CONSULTING AGREEMENT

     CONSULTING AGREEMENT dated as of 1/st/ January 2000 (the "Agreement) by and among ACE Limited, a Cayman company limited by shares ("ACE"), and Kramer Capital Corp., a Delaware corporation with its principal place of business in Connecticut ("Kramer Capital").

     WHEREAS ACE desires to retain Kramer Capital and its employees for technical support, advice and consulting services;

     WHEREAS Kramer Capital is willing to provide such support and consulting services on the terms and conditions hereinafter set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1. Term. Kramer Capital shall be retained to provide services to ACE for a term commencing on the date hereof and ending on the fifth anniversary of the date hereof unless earlier terminated pursuant to Section 5 (the"Term").

     2. Position and Responsibility. During the Term, Kramer Capital agrees to act as a non-exclusive insurance and financial advisor to ACE. In particular, Kramer Capital will undertake on behalf of ACE some or all of the following services as agreed from time to time with ACE:

     (a) Search for strategic opportunities in the insurance and financial services industry.

     (b) Engage in research on publicly held and privately owned companies in both the insurance and financial services sector.

     (c) Analyze trends in the insurance industry, monitor competition and evaluate new products, to advise ACE of any new developments that may affect the industry or ACE or its affiliates specifically.

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     (d)  Maintain contact with investment bankers, business brokers and any other sources of new business opportunities.

     (e) Coordinate merger and acquisition activity between ACE, investment bankers, lawyers, accountants, actuaries and other due diligence specialists and with target companies.

     (f)  Provide analysis of prospective transactions.

     (g) Find, develop, implement and monitor strategic investments and joint ventures in markets throughout the world.

     (h) Keep ACE's executive staff continually informed of late breaking and relevant events in the insurance and financial services industry.

     (i) Such other special projects as shall be mutually agreed upon by Kramer Capital and the Chairman of ACE.

Kramer Capital will be expected to make available the services of Don Kramer and others, as may be agreed in performing its obligations hereunder.

     3. Retainer. Upon signing this Agreement ACE agrees to pay Kramer Capital an up front retainer fee of $100,000. Additional fees for Kramer Capital's services shall be agreed in writing between the parties from time to time.

     4. Reimbursement of Out-of-Pocket Expenses. Reasonable Out-of-pocket expenses incurred by Kramer Capital and its employees during the Term in the provision of its services hereunder shall be reimbursed by ACE, upon presentation of an itemized billing statement.

     5. Termination. This Agreement and Kramer Capital's retention hereunder may be terminated at any time by either ACE or Kramer Capital upon 30 days' prior written notice to the other.

     6. Status as Consultant. Neither Kramer Capital nor any of its shareholders, directors, officers, employees, agents or representatives shall have the authority to act as an agent of ACE, except an authority specifically delegated in writing by ACE, and shall not represent to

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the contrary to any person. Kramer Capital and its employees shall only consult, render advice and perform such tasks as Kramer Capital determines are necessary to achieve the results specified by ACE and shall not direct the work of any employee of ACE, or make any management decisions, or undertake to commit ACE to any course of action in relation to third persons. Although ACE may specify the results to be achieved by Kramer Capital and may control Kramer Capital in that regard, ACE shall not control or direct Kramer Capital as to the details or means by which such results are accomplished. It is intended that the amounts payable hereunder during or after the Term shall constitute revenues to Kramer Capital. To the extent consistent with applicable law, ACE will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Ace or any other state or federal laws. Kramer Capital shall be solely responsible for the withholding and/or payment of any federal, state or local income or payroll taxes.

     7.   Restrictive Covenants

     (a) Confidentiality. Kramer Capital shall not, and shall not permit its shareholders, directors, officers, employees, agents and representatives to, during the Term and thereafter, except in the performance of its obligations to ACE hereunder or as may otherwise be approved in advance by the Chairman of ACE, directly or indirectly, disclose or use (except for the direct benefit of ACE) any confidential information that it or they may learn or has learned by reason of its or their association with ACE, any client or any of their respective affiliate

     (b) Exclusive Property. Kramer Capital confirms that all confidential information with respect to ACE (or any of its affiliates) or any client, as the case may be, is and shall remain the exclusive property of ACE (or any such affiliate) or such client, as appropriate. All business records, papers and documents kept or made by Kramer Capital or any of its shareholders, directions, officers, employees, agents or representatives relating to the business of ACE (or any of its affiliates) or any client shall be and remain the property of ACE (or any such affiliate) or such client, as appropriate, except for such papers customarily deemed to be the personal copies of Kramer Capital.

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     (c)  Intellectual Property. Kramer Capital confirms that all software and other intellectual property developed on behalf of ACE (or any of its affiliates) or any client, as the case may be, is and shall remain the exclusive property of ACE (or any such affiliate) or such client, as appropriate, and the copyright and/or patent shall belong to ACE (or any such affiliate) or such client, as appropriate, unless the ownership is transferred in writing by ACE. Any commercially licensed software used by Kramer Capital shall be identified as such and ACE shall assume all liability for copyright or patent infringement.

     8. Arbitration. Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in New York, New York, United States of America, before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by ACE and Kramer Capital, or, if ACE and Kramer Capital cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association; provided that any arbitrator selected by the American Arbitration Association shall not, without the consent of the parties hereto, be affiliated with Kramer Capital or ACE or any of ACE's affiliates. Judgement may be entered on the arbitrator's award in any court having jurisdiction. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. ACE shall bear all expenses of the arbitrator incurred in any arbitration hereunder and shall reimburse Kramer Capital for any related reasonable legal fees and out-of-pocket expenses directly attributable to such arbitration; provided that such legal fees are calculated on an hourly, and not on a contingency fee, basis; and provided further that Kramer Capital shall bear all expenses of the arbitration and all his legal fees and out-of-pocket expenses (and reimburse ACE for its legal fees, out-of-pocket expenses and its portion of the expenses of the arbitrator) if the arbitrator or relevant trier-of-fact determines that Kramer Capital's claim or position was without reasonable foundation.

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     9.   Miscellaneous.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     (b) Entire Agreement: Amendments. This Agreement contains the entire understanding of the parties with respect to the retention of Kramer Capital by ACE. There are no restrictions, agreement, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified or amended except by written instrument signed by each of the parties hereto.

     (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provision of this Agreement shall not be affected thereby.

     (e) Assignment: Successors: Binding Agreement. This Agreement shall not be assignable by any of the parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and permitted assigns.

     (f) Headings. The headings used in this Agreement are for convenience only and shall not affect the meaning of or be used to interpret any provisions herein.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.



                                                  ACE LIMITED



                                                  ______________________________
                                                  Name:
                                                  Title:




                                                  KRAMER CAPITAL




                                                  ______________________________
                                                  Name:
                                                  Title:

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